                                                                    Exhibit 4.9

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO CLEARWIRE CORPORATION (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
(C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE

PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

     FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE ISSUE DATE OF THIS NOTE IS AUGUST 5, 2005. THIS NOTE WAS ISSUED AS PART OF AN INVESTMENT UNIT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. IN ADDITION, THIS NOTE IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE CODE, THE ISSUE PRICE OF THIS NOTE IS $1,000 PER $1,000 OF PRINCIPAL AMOUNT AND THE COMPARABLE YIELD FOR THIS NOTE IS 11.0 PERCENT PER ANNUM, COMPOUNDED SEMI-ANNUALLY, WHICH WILL BE TREATED AS THE YIELD TO MATURITY OF THIS NOTE FOR UNITED STATES FEDERAL INCOME TAX PURPOSES.

     THE COMPANY AGREES, AND EACH HOLDER AND ANY BENEFICIAL OWNER OF THIS NOTE BY ITS PURCHASE THEREOF WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, (1) TO TREAT THIS NOTE AS A CONTINGENT PAYMENT DEBT INSTRUMENT THAT IS SUBJECT TO TREASURY REGULATIONS SECTION 1.1275-4 (THE "CONTINGENT PAYMENT REGULATIONS"), (2) TO ACCRUE INTEREST WITH RESPECT TO THIS NOTE AS ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES ACCORDING TO THE "NONCONTINGENT BOND METHOD" DESCRIBED IN THE CONTINGENT PAYMENT REGULATIONS AND (3) TO BE BOUND BY THE COMPANY'S DETERMINATION OF THE ISSUE PRICE OF THIS NOTE AND THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE" OF THIS NOTE, IN EACH CASE WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS. THE COMPANY AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS NOTE, UPON WRITTEN REQUEST, THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT, THE ISSUE PRICE, THE ISSUE DATE, THE YIELD TO MATURITY, THE COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE WITH RESPECT TO THIS NOTE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE COMPANY AT THE FOLLOWING ADDRESS: CLEARWIRE CORPORATION, 5808 LAKE WASHINGTON BLVD NE, SUITE #300, KIRKLAND, WASHINGTON 98033, ATTENTION:
TREASURY DEPARTMENT, TELEPHONE NUMBER: (425) 216-7600.

     THE HOLDER OF THIS NOTE IS ENTITLED TO THE BENEFITS OF A SECURITIES PURCHASE AGREEMENT, DATED AS OF AUGUST 5, 2005 BY AND AMONG THE COMPANY, THE GUARANTORS AND THE BUYERS REFERRED TO THEREIN (THE "SECURITIES PURCHASE AGREEMENT") AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH SECURITIES PURCHASE AGREEMENT. THE HOLDER OF THIS
NOTE IS ENTITLED TO THE BENEFITS OF AN INDENTURE, DATED AS OF AUGUST 5, 2005 BY AND AMONG THE COMPANY, THE GUARANTORS AND THE TRUSTEE (THE "INDENTURE") AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH INDENTURE. NO TRANSFER OF THIS NOTE SHALL BE MADE WITHOUT COMPLYING WITH THE PROVISIONS OF THE INDENTURE.

                              CLEARWIRE CORPORATION

CUSIP: 185385 AB 7                                                           R-2

                              SENIOR NOTE DUE 2010

     Clearwire Corporation, a Delaware corporation (the "Company", which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED FIFTY-ONE MILLION FIVE HUNDRED THOUSAND Dollars ($251,500,000) on August 15, 2010 or such greater or lesser amount as is indicated on the Schedule of Exchanges of Notes on the other side of this Note.

Interest Payment Dates: February 15 and August 15.

Regular Record Dates: February 1 and August 1.

     Additional provisions of this Note are set forth on the other side of this Note.

                             SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        CLEARWIRE CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Dated: August __, 2005

Trustee's Certificate of Authentication:
This is one of the Notes referred to in
the within-mentioned Indenture.


THE BANK OF NEW YORK,
as Trustee


By:
    ---------------------------------
    Authorized Signatory

                              CLEARWIRE CORPORATION
                              SENIOR NOTES DUE 2010

     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.   INTEREST/ESCROW

     Clearwire Corporation, a Delaware corporation (the "Company", which term shall include any successor corporation under the Indenture), promises to pay interest on the principal amount of this Note in cash as follows:

          (1) on or after August 15, 2007, if a Qualified IPO has not been consummated, at the rate of 12.0% per annum;

          (2) on or after August 15, 2008 (but prior to August 15, 2009), if a Qualified IPO has not been consummated, at the rate of 13.0% per annum;

          (3) on or after August 15, 2009, if a Qualified IPO has not been consummated, at the rate of 14.0% per annum; and

          (4) otherwise, at the rate of 11.0% per annum.

     The Company shall pay interest semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2006. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 5, 2005; provided, however, that if there is not an existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year, comprised of twelve 30-day months.

     The Company shall purchase and pledge to the Collateral Agent, for the exclusive benefit of the Noteholders, approximately $62.0 million of non-callable Government Securities, which will be sufficient upon receipt of scheduled principal and interest payments thereon, to provide for the payment in full of the first 4 scheduled interest payments due on the Notes and, in the case of issuance of the Additional Notes, approximately an additional $46.0 million of non-callable Government Securities, which will be sufficient upon receipt of scheduled principal and interest payments thereon, to provide for the payment in full of the first three (3) scheduled interest payments due on the Additional Notes. Such securities shall be placed in an collateral account and governed by the terms of the Account Control Agreement.

     No sinking fund is provided for the Notes.

2.   METHOD OF PAYMENT

     The Company shall pay interest on this Note (except defaulted interest) to the person who is the Holder of this Note at the close of business on February 1 or August 1, as the case may be, (each, a Regular

Record Date) immediately preceding the related Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest in respect of any Certificated Note by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company. The Company may mail an interest check to the Holder's registered address.

3.   PAYING AGENT AND REGISTRAR

     Initially, The Bank of New York, the Trustee (which term shall include any successor trustee) under the Indenture will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.   INDENTURE, LIMITATIONS

     This Note is one of a duly authorized issue of Notes of the Company designated as its Senior Notes due 2010 (the "Notes"), issued under an Indenture dated as of August 5, 2005 (together with any supplemental indentures thereto, the "Indenture"), between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Act for a statement of them.

     The Notes are senior secured obligations of the Company. The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture is unlimited. The Company may, subject to Article 6 and Article 7 of the Indenture and applicable law, issue Additional Notes under the Indenture. The Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

5.   OPTIONAL REDEMPTION

     At any time and from time to time after the Issue Date, the Company may redeem the Notes in whole or in part for cash at a Redemption Price equal to 102.5% of the principal amount thereof plus accrued and unpaid interest up to but excluding the Redemption Date and the pro rata portion of the remaining Interest Payment Collateral attributable to such Notes, if any, upon the delivery of a Redemption Notice, provided that if the Redemption Date falls after a Regular Record Date and on or before an Interest Payment Date, then the interest will be payable to the Holders in whose names the Notes were registered at the close of business on such Regular Record Date.

6.   NOTICE OF REDEMPTION

     Notice of redemption, as set forth in Section 3.3 of the Indenture, will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price plus accrued interest to, but excluding, the Redemption Date, interest shall cease to accrue on Notes or portions of them called for redemption.

7.   PURCHASE OF NOTES AT OPTION OF HOLDER UPON A CHANGE OF CONTROL

     (a) At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Notes held by such Holder on the Change of Control Purchase Date at the Change of Control Purchase Price equal to 102.5% of the principal amount of the Notes to be purchased, together with interest accrued and unpaid to, but excluding, the Change of Control Purchase Date and the pro rata portion of the remaining Interest Payment Collateral attributable to such Notes, if any, provided, however, if the Change of Control Purchase Date falls after a Regular Record Date but on or before the related Interest Payment Date, then the interest on the Notes payable on such date shall be payable to the Holders in whose name the Notes were registered at the close of business on such Regular Record Date.

8.   DENOMINATIONS, TRANSFER, EXCHANGE

     The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

9.   PERSONS DEEMED OWNERS

     The Holder of a Note may be treated as the owner of it for all purposes.

10.  UNCLAIMED MONEY

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

11.  AMENDMENT, SUPPLEMENT AND WAIVER

     Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Notes may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

12.  SUCCESSOR ENTITY

     When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) be released from those obligations.

13.  DEFAULTS AND REMEDIES

     This Holder of this Note is entitled to certain remedies upon the occurrence of an Event of Default as set out in Article 8 of the Indenture.

14.  TRUSTEE DEALINGS WITH THE COMPANY

     The Bank of New York, as Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

15.  NO RECOURSE AGAINST OTHERS

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

16.  AUTHENTICATION

     This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

17.  ABBREVIATIONS AND DEFINITIONS

     Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

     All terms defined in the Indenture and used in this Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.

18.  INDENTURE TO CONTROL; GOVERNING LAW

     In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

     The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Clearwire Corporation, 5808 Lake Washington Blvd NE, Suite #300 Kirkland, WA 98033; Attention: General Counsel.

                                 ASSIGNMENT FORM

     To assign this Note, fill in the form below:

     I or we assign and transfer this Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint

________________________________________________________________________________
as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

                                        Your Signature:


Date:                                   ----------------------------------------
      -------------------------------   (Sign exactly as your name appears on
                                        the other side of this Note)

*Signature guaranteed by:


By:
    ---------------------------------

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                            OPTION TO ELECT PURCHASE
                            UPON A CHANGE OF CONTROL

To:  Clearwire Corporation

     The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Clearwire Corporation (the "Company") as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to purchase the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the Change of Control Purchase Price, together with accrued interest to, but excluding, such date, to the registered Holder hereof.

Dated:
       ------------------------------   ----------------------------------------


                                        ----------------------------------------
                                        Signature(s)

                                        Signature(s) must be guaranteed by a
                                        qualified guarantor institution with
                                        membership in an approved signature
                                        guarantee program pursuant to Rule
                                        17Ad-15 under the Securities Exchange
                                        Act of 1934.


                                        ----------------------------------------
                                        Signature Guaranty

Principal amount to be redeemed
(in an integral multiple of $1,000,
if less than all):


-------------------------------------

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                     SCHEDULE OF EXCHANGES OF SECURITIES(1)

     The following exchanges, purchase, redemptions or purchases of a part of this Global Note have been made:

     PRINCIPAL AMOUNT
   OF THIS GLOBAL NOTE       AUTHORIZED                                 AMOUNT OF
      FOLLOWING SUCH        SIGNATORY OF   AMOUNT OF DECREASE IN       INCREASE IN
      DECREASE DATE             NOTES         PRINCIPAL AMOUNT       PRINCIPAL AMOUNT
OF EXCHANGE (OR INCREASE)     CUSTODIAN     OF THIS GLOBAL NOTE    OF THIS GLOBAL NOTE
-------------------------   ------------   ---------------------   -------------------


----------
(1)  This schedule should be included only if the Note is a Global Note.

            CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                         OF TRANSFER OF RESTRICTED NOTES

Re:  Senior Notes due 2010 (the "Notes") of Clearwire Corporation

     This certificate relates to $_______ principal amount of Notes owned in (check applicable box)

     [ ] book-entry or   [ ] definitive form by ___________________
(the "Transferor").

     The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Notes.

     In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Notes as provided in Section 2.12 of the Indenture dated as of August 5, 2005 between Clearwire Corporation and The Bank of New York, as trustee (the "Indenture"), and the transfer of such Note is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (check applicable box) or the transfer or exchange, as the case may be, of such Note does not require registration under the Securities Act because (check applicable box):

     [ ] Such Note is being transferred pursuant to an effective registration statement under the Securities Act.

     [ ] Such Note is being acquired for the Transferor's own account, without transfer.

     [ ] Such Note is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

     [ ] Such Note is being transferred to a person the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A or any successor provision thereto ("Rule 144A") under the Securities
          Act) that is purchasing for its own account or for the account of a "qualified institutional buyer", in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

     [ ] Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) ("Rule 144") under the Securities Act.

     [ ] Such Note is being transferred to a non-U.S. Person in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act (or any successor thereto).

     [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

     [ ] Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Note will, upon such transfer, cease to be a "restricted security" within the meaning of Rule 144 under the Securities Act.

     The Transferor acknowledges and agrees that, if the transferee will hold any such Notes in the form of beneficial interests in a global Note which is a "restricted security" within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to (i) Rule 144A under the Securities Act and such transferee must be a "qualified institutional buyer" (as defined in Rule 144A) or (ii) Regulation S under the Securities Act.


Date:                                   ----------------------------------------
      -------------------------------   (Insert Name of Transferor)